EXHIBIT 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561
Dear Sirs/Madams:
We have read Item 4.01 of Managed Futures Premier Abingdon L.P.’s Form 8-K/A, amending the Current Report on Form 8-K filed on December 7, 2016, and have the following comments:
1.	We agree with the statements made in Item 4.01(a).
2.	We have no basis on which to agree or disagree with the statements made in Item 4.01(b).
Yours truly,

/s/ Deloitte & Touche LLP
New York, New York
March 28, 2017